Exhibit 10.11

The Johns Hopkins University

School of Medicine, Duke

University

&

Second Sight, LLC

Exclusive License Agreement

October 24, 2000

EXCLUSIVE LICENSE AGREEMENT

This Agreement is between The Johns Hopkins University, a corporation of the State of Maryland, having its principal place of business at 111 Market Place, Suite 906, Baltimore, Maryland 21202, (hereinafter referred to as "JHU''); Duke University, located at 230 North Building, Box 9008J, Durham, North Carolina 27710, (hereinafter referred to as "DUKE"); (JHU and DUKE shall collectively be referred to as the "LICENSORS"); and Second Sight, LLC, a limited liability company of the State of Delaware, having its principal place of business at 28460 Avenue Stanford, #200, Valencia, California 91355 (hereinafter referred to as "SECOND SIGHT").

WITNESSETH:

WHEREAS, DUKE is the owner of certain PATENT RIGHTS (as defined below) relating to U.S. Patent No. 5,109,844, issued on May 5, 1992, entitled "Retinal Microstimulation" (DUKE Ref.: 594), by Eugene de Juan, Jr., Mark S. Humayun, and Howard Phillips; and JHU is the owner of certain PATENT RIGHTS relating to "Radio Frequency Powered Intraocular Visual Prosthesis" (JHU Ref.: DM-3153), by Mark S. Humayun, Eugene de Juan, Jr., and Robert J. Greenberg; and "A Method for Preferential Outer Retinal Stimulation" (JHU Ref.: DM-3344), by Robert J. Greenberg, Eugene de Juan, Jr., and Mark S. Humayun;

WHEREAS, as centers for research and education, JHU and DUKE are interested in licensing PATENT RIGHTS in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods;

WHEREAS, SECOND SIGHT desires to commercially develop, manufacture, use and distribute such products and processes throughout the world; and

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NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby -acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1-DEFINITIONS

1.1           "EXCLUSIVE LICENSE" shall mean the grant by LICENSORS of their entire right and interest in PATENT RIGHTS, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and as set forth in 37 CFR Part 401, and subject to the retained right of the LICENSORS to make, have made, use and provide LICENSED PRODUCTS for their and their affiliated health system's nonprofit clinical and internal research and educational purposes, but not to sell, distribute or otherwise make commercially available.

1.2           "PATENT RIGHTS" shall mean U.S. Patent No. 5,109,844 issued on May 5, 1992 and assigned to DUKE entitled, "Retinal Microstimulation", and the invention disclosed and claimed therein, and any reissues based thereon and all continuations, divisions and reissues thereof, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights, issued, granted or registered thereon, (hereinafter "DUKE PATENT RIGHTS"); and U.S. Patent No. 5,935,155 issued on August 10, 1999, and assigned to JHU entitled, "Radio Frequency Powered Intraocular Visual Prosthesis", and U.S. Patent No. 5,944,747 issued on August 31, 1999, and assigned to JHU entitled, "A Method for Preferential Outer Retinal Stimulation", and the inventions disclosed and claimed therein, and all continuations, divisions, and reissues based thereof, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon, (hereinafter "JHU PATENT RIGHTS"); and any patent applications and patents for IMPROVEMENTS (defined below) listed in Appendix A.

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1.3            "LICENSED PRODUCTS" shall mean any product, the manufacture, use or sale of which would constitute, but for the license granted to SECOND SIGHT pursuant to this Agreement, an infringement of a claim of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

1.4            "NET SALES", subject to Paragraph 3.8 below, shall mean gross sales revenues and fees received by SECOND SIGHT, AFFILIATED COMPANIES, and SUBLICENSEES from the use, sale, or lease of LICENSED PRODUCTS less reasonable trade discounts allowed, broker and agent fees actually paid, refunds, returns and recalls, taxes (U.S. sales tax, foreign taxes incident to sale, but excluding income taxes) and reasonable freight and transportation charges. In the event that the product sold is a system comprising a combination of one or more LICENSED PRODUCTS and other components, NET SALES of any such system shall be multiplied by the fraction A/B, where 'A' is the fully burdened standard manufacturing cost of the LICENSED PRODUCTS, and 'B' is the fully burdened manufacturing cost of the entire system. NET SALES shall exclude sales of LICENSED PRODUCTS by SECOND SIGHT, AFFILIATED COMPANIES and SUBLICENSEES to the U.S. Government when (i) the U.S. Government has a license to PATENT RIGHTS as set forth in P.L. 96-517, as amended by P.L. 98-620, and (ii) when the U.S. Government requests that LICENSED PRODUCTS be sold at a discounted price such that the discount is not less than the royalty rate set forth in Paragraph 3.4.

1.5            "AFFILIATED COMPANY" or "AFFILIATED COMPANIES" shall mean any corporation, company, partnership, joint venture or other entity that controls, is controlled by, or is under common control with SECOND SIGHT. For purposes of this Paragraph 1.5, control shall mean the direct or indirect ownership of at least fifty percent (50%).

1.6            "SUBLICENSEE(S)" of this License Agreement shall mean any company which is not an AFFILIATED COMPANY which is licensed by SECOND SIGHT to make, use, sell or lease LICENSED PRODUCTS. SUBLICENSEE(S) shall not include companies to whom SECOND SIGHT sells LICENSED PRODUCTS, (i) at fair market value, (ii) in an arms length transaction, and (iii) for the purpose of resale, use or consumption.

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1.7            "EFFECTIVE DATE" of this Agreement shall mean the date that the last party hereto has executed this Agreement.

1.8            "FIELD" shall mean a visual prosthesis which stimulates viable neural tissue in the visual system of blind patients thereby producing the perception of a pixilated image.

1.10          "IMPROVEMENTS" shall mean inventions in the FIELD that are (i) made as a direct result of research funded by SECOND SIGHT in accordance with a sponsored research agreement entered into concurrently with execution of this Agreement; or (ii) made as a direct result of a documented collaboration between SECOND SIGHT and JHU in the laboratory of Drs. Eugene de Juan or Mark Humayun, provided that such inventions resulting from the collaboration are not encumbered by a third party. All IMPROVEMENTS shall be documented as being licensed hereunder by amending this Agreement to list such IMPROVEMENTS in Appendix A.

ARTICLE 2- LICENSE GRANT

2.1            Subject to the terms and conditions of this Agreement, DUKE hereby grants to SECOND SIGHT an EXCLUSIVE LICENSE to make, use, sell, and lease LICENSED PRODUCTS in the U.S. and worldwide under DUKE PATENT RIGHTS. JHU hereby grants to SECOND SIGHT an EXCLUSIVE LICENSE to make, use, sell, and lease LICENSED PRODUCTS in the U.S. and worldwide under JHU PATENT RIGHTS.

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2.2            SECOND SIGHT is granted the right to sublicense third parties the rights, privileges, and licenses granted hereunder. Upon any termination of this Agreement, AFFILIATED COMPANIES' and SUBLICENSEES' rights shall also terminate, subject to the right to complete and sell all work in progress and inventory on hand. SECOND SIGHT shall forward to LICENSORS a copy of any and all sublicense agreements promptly upon execution by the parties. SECOND SIGHT agrees that it will only sell LICENSED PRODUCTS to its SUBLICENSEES for the purposes of re-sale; sales to a SUBLICENSEE for any other purpose shall be prohibited without the prior written consent of JHU.

2.3            SECOND SIGHT shall have the right to extend the rights granted under Paragraph 2.1 to its AFFILIATED COMPANIES; however, such AFFILIATED COMPANIES must agree in writing to be bound by the terms of this Agreement. A copy of any such agreement shall be promptly sent to LICENSORS. SECOND SIGHT agrees that it will only sell LICENSED PRODUCTS to its AFFILIATED COMPANIES for the purposes of re-sale; sales to AFFILIATED COMPANIES for any other purpose shall be prohibited without the prior written consent of JHU.

ARTICLE 3- PAYMENTS, ROYALTIES, AND TERMINATION

3.1           SECOND SIGHT will reimburse LICENSORS for the reasonable costs of preparing, filing, maintaining and prosecuting PATENT RIGHTS whether such costs were incurred before or after the EFFECTIVE DATE.- The total costs incurred by LICENSORS as of the EFFECTIVE DATE are Thirty Two Thousand Six Hundred Fifty Six dollars and Ninety-five cents ($32,656.95). SECOND SIGHT shall submit a check to JHU for such amount within thirty (30) days of the EFFECTIVE DATE of this Agreement. JHU shall be responsible for DUKE's share of such amount Furthermore, for future patent expenses reasonably incurred by LICENSORS for patents and patent applications in jurisdictions approved in advance by SECOND SIGHT, SECOND SIGHT shall reimburse LICENSORS for such future expenses within thirty (30) days of receipt of invoice from LICENSORS.

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3.2           SECOND SIGHT shall pay to LICENSORS within thirty (30) days of the EFFECTIVE DATE of this Agreement, a nonrefundable processing fee of Twenty Thousand Dollars ($20,000). Such fee shall not be credited against future royalties or other fees.

3.3            SECOND SIGHT shall pay to LICENSORS a Five Thousand Dollar ($5,000) annual maintenance for the first seven (7) years following the EFFECTIVE DATE and a Ten Thousand Dollar ($10,000) annual maintenance fee each year thereafter for the remaining term of this Agreement. Such fees shall be due within thirty (30) days of each anniversary of the EFFECTIVE DATE of this Agreement. Such fee shall not be credited against future royalties or other fees.

3.4            SECOND SIGHT shall pay to LICENSORS, a running royalty, for LICENSED PRODUCT(S) sold or leased by SECOND SIGHT, AFFILIATED COMPANIES, and SUBLICENSEES for the term of this Agreement. Said royalty shall be calculated as a percentage of NET SALES as set forth below:

CUMULATIVE NET SALES	ROYALTY RATE
Up to $25,000,000	3.0%
$25,000,000 to $50,000,000	2.5%
Over $50,000,000	2.0%

Should SECOND SIGHT be required to pay royalties to a third party on any patent rights not licensed hereunder ("Other Royalties") in order to make, use, sell or lease a particular LICENSED PRODUCT, SECOND SIGHT shall be entitled to credit half (50%) of such Other Royalties against the running royalties due to LICENSORS pursuant to this Paragraph 3.4, provided that the running royalties shall not be reduced below a royalty rate of one and a half percent (1.5%) of NET SALES. In addition to the running royalty provisions above, SECOND SIGHT shall pay to LICENSORS twenty percent (20%) of all other revenue received by SECOND SIGHT in consideration for a sublicense. Such consideration shall include any up-front, annual, milestone or other payments and value above fair market value of any equity purchased by sublicensee. Consideration shall not include any research or development money paid to SECOND SIGHT to conduct research. In the event that any such consideration from a SUBLICENSEE is creditable against future running royalties due to SECOND SIGHT ("Creditable Fees"), then any portion of Creditable Fees paid to LICENSORS shall be creditable against future running royalties due to LICENSORS from the sales of LICENSED PRODUCTS by the SUBLICENSEE.

3.5           Upon obtaining a Pre-market Approval or 510(k) exemption from the FDA, or equivalent marketing approval, of a LICENSED PRODUCT, SECOND SIGHT shall pay LICENSORS a one-time milestone fee of One Hundred Fifty Thousand Dollars ($150,000), which is due within one-hundred eighty (180) days of such regulatory approval.

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3.6            SECOND SIGHT shall provide, within forty-five (45) days of the end of each June and December after the first commercial sale of LICENSED PRODUCTS pursuant to this Agreement, a written report to LICENSORS of the amount of LICENSED PRODUCTS sold, the amount of reductions to sales as allowed by Paragraph 1.4 herein, the total NET SALES of such LICENSED PRODUCT(S), and the running royalties due to LICENSORS as a result of NET SALES by SECOND SIGHT, AFFILIATED COMPANIES and SUBLICENSEES. Payment of

any such royalties due shall accompany such reports.

3.7           SECOND SIGHT shall make and retain, for a period of three (3) years following the period of each report required by Paragraph 3.6, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 3.6. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. SECOND SIGHT shall permit the inspection and copying of such records, files and books of account by LICENSORS or their agents during regular business hours upon ten (10) business days' written notice to SECOND SIGHT. LICENSORS shall keep all information inspected confidential. Such inspection shall not be made more than once each calendar year. LICENSORS's failure to audit may not be viewed to be a waiver of objection. All costs of such inspection and copying shall be paid by LICENSORS, provided that if any such inspection shall reveal that a deficit error has been made in the amount equal to ten percent (10%) or more of such payment, such costs shall be borne by SECOND SIGHT. SECOND SIGHT shall include in any agreement with its AFFILIATED COMPANIES or SUBLICENSEES which permits such party to make, use, sell or lease the LICENSED PRODUCTS, a provision requiring such party to retain records of sales of LICENSED PRODUCTS and other information as required in Paragraph 3.6 and permit LICENSORS to inspect such records as required by this Paragraph 3.7. Each report made by SECOND SIGHT and all AFFILIATED COMPANIES and SUBLICENSEES shall be final, binding and uncontestable unless a claim is made or a suit is filed not more than three (3) years following the period of each report based on inspection and audit, a copy of which shall have been given to SECOND SIGHT.

3.8           In order to insure LICENSORS the full royalty payments contemplated hereunder, SECOND SIGHT agrees that in the event any LICENSED PRODUCTS shall be sold or leased to a corporation, firm or association with which SECOND SIGHT shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances), the royalties to be paid hereunder for such LICENSED PRODUCTS shall be based upon the greater of: 1) the net selling price or lease rate at which the purchaser or lessor of LICENSED PRODUCTS resells or leases such product to the end user; 2) the fair market value of the LICENSED PRODUCTS as determined by (i) the price of products similar to LICENSED PRODUCTS sold by a competitor of SECOND SIGHT in a similar market, (ii) the price of LICENSED PRODUCTS sold by SECOND SIGHT, an AFFILIATED COMPANY, or a SUBLICENSEE, to third parties at arms length, i.e. NET SALES, or (iii) as reasonably negotiated in good faith by the parties hereto; or 3) the net selling price or leasing rate of LICENSED PRODUCTS paid by the purchaser or lessor.

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3.9            Until SECOND SIGHT, an AFFILIATED COMPANY or a SUBLICENSEE has achieved a first commercial sale of a LICENSED PRODUCT and received regulatory market approval, as appropriate, SECOND SIGHT shall provide JHU within sixty (60) days of each anniversary of the EFFECTIVE DATE, a full written report describing SECOND SIGHT'S efforts and progress toward achieving a first commercial sale. If LICENSORS have questions concerning the content of these reports, such questions will be provided to SECOND SIGHT in writing. SECOND SIGHT will respond in writing to LICENSOR's questions within forty-five (45) days from receipt by SECOND SIGHT.

3.10         Upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given written notice of such default and a period of sixty (60) days after receipt of such notice to correct the default or breach. If the default or breach is not corrected within said sixty (60) day period, the party not in default shall have the right to terminate all or part of the Agreement. Nothing herein shall limit any other rights or remedies at law or in equity for breach or default of any terms and conditions of this Agreement.

3.11          SECOND SIGHT may terminate this Agreement, in part or in whole, for any reason, upon giving LICENSORS sixty (60) days written notice, and upon payment of all amounts due to LICENSORS through the effective date of the termination.

3.12          Termination shall not affect LICENSOR'S right to recover unpaid royalties or fees or reimbursement for patent expenses incurred prior to termination.

3.13         All payments under this Agreement shall be made in U.S. Dollars. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the current exchange rate as reported in the Wall Street Journal on the last business day of the semi-annual reporting period to which such royalty payments relate.

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3.14         If SECOND SIGHT fails to pay any amount due to LICENSORS in accordance with this Article 3, LICENSORS shall increase the amount due (in US Dollars) by one and one half percent (1.5%). Such increase(s) shall compound monthly until such time as SECOND SIGHT has met the full financial obligation due at the time of the next payment or invoice due date. SECOND SIGHT's payment of the fees in accordance with this Paragraph 3.14 shall not preclude LICENSORS from any remedy under Paragraph 3.10 with respect to SECOND SIGHT's failure to make required payments.

3.15          Unless earlier terminated pursuant to Paragraph 3.10 or 3.11 above, this Agreement shall remain in full force and effect in each country throughout the world until the expiration of the last to expire patent included in PATENT RIGHTS in that particular country.

ARTICLE 4 - DILIGENCE

4.1            SECOND SIGHT shall exercise commercially reasonable efforts to develop and commercialize the LICENSED PRODUCTS using good scientific and business judgment. SECOND SIGHT shall be deemed to have met this standard if it has satisfied the following milestones:

a.	Develop a prototype LICENSED PRODUCT for clinical testing within five (5) years of the EFFECTIVE DATE of this Agreement.; and

b.	Commence a Phase I clinical study of a LICENSED PRODUCT within six (6) years of the EFFECTIVE DATE of this Agreement.

Failure of SECOND SIGNT to meet any milestones set forth above in this subparagraph 4.1 shall be considered by LICENSORS a breach of this Agreement provided that SECOND SIGHT can remedy any failure to meet the milestones described in this Paragraph 4.1 by paying a fee to extend the milestone an additional year. Said fee shall be in the amounts listed below and shall be payable within thirty (30) days of the date at which the milestone should have been met:

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Extension Term	Fee
1st Year	$10,000
2nd Year	$25,000
3rd and each subsequent Year	$50,000

ARTICLE 5 -PATENT PROSECUTION

5.1           LICENSORS shall diligently file, prosecute, and maintain all patents and patent applications specified under PATENT RIGHTS provided that SECOND SIGHT does not owe JHU any payments or fees under this agreement that are past due. SECOND SIGHT, and its retained patent counsel, shall be provided copies of all correspondence related to such patent applications or issued patents in a timely fashion. SECOND SIGHT shall have the right to select the jurisdictions in which patents are to be pursued and maintained and shall have reasonable opportunities to advise LICENSORS and shall cooperate with LICENSORS in such filing, prosecution, and maintenance.

ARTICLE 6 - CONFIDENTIALITY

6.1           If necessary, the parties will exchange information which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as 'confidential' at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except patent counsel when a patent is to be pursued under the terms of this Agreement and_employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly. The recipient's obligations under this Paragraph 6.1 shall not extend to any part of the information:

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a.	that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

b.	that can be demonstrated, from written records to have been in the recipient's possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

c.	that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

d.	that is demonstrated from written records to have been developed by or for the receiving party without reference to confidential information disclosed by the disclosing party.

The obligations of this Paragraph 6.1 shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEES provided such information by SECOND SIGHT. JHU's, DUKE's, SECOND SIGHT's, AFFILIATED COMPANIES', and SUBLICENSEES' obligations under this Paragraph 6.1 shall extend until three (3) years after the termination of this Agreement.

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ARTICLE 7- PATENT INFRINGEMENT

7.1           Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

7.2           SECOND SIGHT shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep LICENSORS informed as to the status thereof. SECOND SIGHT may, in its sole judgment and at its own expense, take steps to enforce any patent within PATENT RIGHTS and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom. This right to sue for infringement shall not be used in an arbitrary or capricious manner. LICENSORS shall reasonably cooperate in any such litigation at SECOND SIGHT's expense.

7.3            If SECOND SIGHT elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify LICENSORS in writing within six (6) months of receiving notice that an infringement exists, and LICENSORS may, in their sole judgment and at their own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom. This right to enforce any patent shall not be used in an arbitrary or capricious manner.

7.4           Any recovery by SECOND SIGHT under Paragraph 7.2 shall be deemed to reflect loss of commercial sales, and SECOND SIGHT shall pay to LICENSORS the following percentages of the recovery net of all reasonable costs and expenses associated with each suit or settlement:

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(i)	For any compensatory damages or recovery, such damages or recovery shall be considered 'Profit' for the purposes of this Paragraph 7.4 and such 'Profit' shall be multiplied by a factor of not less than one (1.0) to convert the 'Profit' to 'Calculated NET SALES'. Said factor shall be determined by dividing SECOND SIGHT's average NET SALES for LICENSED PRODUCTS over the period of infringing sales divided by SECOND SIGHT's average cost of goods sold for LICENSED PRODUCTS over the period of infringing sales; and SECOND SIGHT shall pay to JHU the royalty specified in Paragraph 3.4 as if the 'Calculated NET SALES' calculated pursuant to this Paragraph 7.4 were actual NET SALES of LICENSED PRODUCTS sold by SECOND SIGHT; and

(ii)	For any other recovery, Fifteen percent (15%).

If the cost and expenses exceed the recovery, then one-half (l/2) of the excess shall be credited against royalties payable by SECOND SIGHT to LICENSORS hereunder in connection with sales in the country of such legal proceedings, provided, however, that any such credit under this Paragraph 7.4 shall not exceed fifty percent (50%) of the royalties otherwise payable to LICENSORS with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

ARTICLE 8 -EXPORT CONTROLS

8.1            SECOND SIGHT acknowledges that it may be subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by SECOND SIGHT that SECOND SIGHT shall not export data or commodities to certain foreign countries without prior approval of such agency. LICENSORS neither represent that such a license shall not be required nor that, if required, it shall be issued.

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ARTICLE 9 - CLINICAL TRIALS & RESEARCH OPTION

9.1           JHU has the first option to conduct Phase I clinical studies and participate in all future clinical studies. Terms of clinical study agreements shall be negotiated separate from this Agreement.

9.2           For a period of five (5) years following the EFFECTIVE DATE, SECOND SIGHT shall have the first option to fund research in the FIELD at JHU in the laboratories of Drs. de Juan or Humayun.

ARTICLE 10- MISCELLANEOUS

10.1        All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 10.1:

FORJHU:	Director
Office of Technology Licensing The Johns Hopkins University School ofMedicine
111 Market Place, Suite 906
Baltimore, MD 21202

DUKE:	Attn: Agreements Administrator Duke University
Office of Science & Technology
P.O. Box 90083
Durham, NC 27708

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FOR SECOND SIGHT:	Robert J. Greenberg, M.D., Ph.D.
President
Second Sight, LLC
28460 Avenue Stanford, #200
Valencia, California 91355

10.2        ·All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to the appropriate person specified in Paragraph 10.1 above or such other addressee which LICENSORS may designate in writing from time to time. Checks are to be made payable to "The Johns Hopkins University". JHU shall be responsible for accounting to DUKE.

10.3          This Agreement is binding upon and shall inure to the benefit of LICENSORS, their successors and assignees and shall not be assignable to another party without the written consent of LICENSORS, which consent shall not be unreasonably withheld, except that SECOND SIGHT shall have the right to assign this Agreement to another party without the consent of LICENSORS in the case of the sale or transfer by SECOND SIGHT of all, or substantially all, of its assets relating to the LICENSED PRODUCTS, to that party.

10.4          In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

10.5         SECOND SIGHT agrees that all packaging containing individual LICENSED PRODUCTS sold by SECOND SIGHT, AFFILIATED COMPANIES and SUBLICENSEES of SECOND SIGHT will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws.

10.6        All disputes arising out of or related to this Agreement, or the execution, performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted, and applied in accordance with the laws of the State of Maryland, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

10.7          SECOND SIGHT shall not use the names or trademarks of DUKE UNIVERSITY or THE JOHNS HOPKINS UNIVERSITY or THE JOHNS HOPKINS HEALTH SYSTEM or any of their constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of inventors of PATENT RIGHTS in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU and DUKE. SECOND SIGHT shall allow at least seven (7) business days notice of any proposed public disclosure for DUKE's and JHU's review and comment or to provide written consent. LICENSORS shall not use any trademarks or service marks now or hereafter used or adopted by SECOND SIGHT whether or not in connection with LICENSED PRODUCTS without the prior written consent of an officer of SECOND SIGHT.

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10.8          LICENSORS warrant that they have good and marketable title to their respective interest in the inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States government as set forth in P.L. 96-517, as amended by P.L. 98-620, and as set forth in 37 CFR Part 401. JHU and DUKE do not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 10.8, SECOND SIGHT, ITS AFFILIATED COMPAN1ES AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT LICENSORS MAKE NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCTS INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. LICENSORS DISCLAIM ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND DEVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANT ABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, LICENSORS ADDITIONALLY DISCLAIM ALL OBLIGATIONS AND LIABILITIES ON THE PART OF LICENSORS, THEIR INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND INVENTION(S) LICENSED UNDER THIS AGREEMENT. SECOND SIGHT AND SUBLICENSEES ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE MANUFACTURED, USED, OR SOLD BY SECOND SIGHT, ITS SUBLICENSEES AND AFFILIATED COMPANIES WIDCH IS A LICENSED PRODUCT AS DEFINED IN THIS AGREEMENT.

10.9           JHU, DUKE, and the inventors of PATENT RIGHTS will not, under the provisions of this Agreement or otherwise, have control over the manner in which SECOND SIGHT or its SUBLICENSEES or those operating for its account or third parties who purchase LICENSED PRODUCTS from any of the foregoing entities, practice the inventions of LICENSED PRODUCTS. SECOND SIGHT shall defend and hold DUKE, JHU, The Johns Hopkins Health Systems, officers, inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not LICENSORS or said inventors, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCTS, by AFFILIATED COMPANIES or an agent or a SUBLICENSEES or a third party on behalf of or for the account of SECOND SIGHT or by a third party who purchases or leases LICENSED PRODUCTS from SECOND SIGHT, shall be considered SECOND SIGHT's practice of said inventions for purposes of this Paragraph 10.9. The obligation of SECOND SIGHT to defend and indemnify as set out in this Paragraph 10.9 shall survive the termination of this Agreement.

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Second Sight, LLC
License Agreement

10.10        Prior to initial human testing or first commercial sale of any LICENSED PRODUCTS as the case may be in any particular country, SECOND SIGHT shall establish and maintain, in each country in which SECOND SIGHT, AFFILIATED COMPANIES, or SUBLICENSEES shall test or sell LICENSED PRODUCTS, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing LICENSED PRODUCTS and will at the request of LICENSORS present evidence to LICENSORS that such coverage is being maintained. Upon LICENSORS's request, SECOND SIGHT will furnish LICENSORS with a Certificate of Insurance of each product liability insurance policy obtained. JHU and DUKE shall each be listed as additional insured parties in SECOND SIGHT's said insurance policies.

10.11        LICENSORS may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided SECOND SIGHT is given sixty (60) days written notice prior to submission for publication and provided confidential information of SECOND SIGHT as defined in Paragraph 6.i, is not included except with prior written permission from SECOND SIGHT.

10.12        This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

10.13        This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

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Second Sight, LLC
License Agreement

10.14       This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

10.15       Upon termination of this Agreement for any reason, Paragraphs 3.11, 3.12, 6.1, 10.7, 10.8, 10.9, and 10.10 shall survive termination of this Agreement.

INWITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY	SECOND SIGHT, LLC
SCHOOL OF MEDICINE

By		By	/s/ Robert J. Greenberg
	WJ.D. Tew, Ph.D.		Robert J. Greenberg, M.D, Ph.D.
	Executive Director,		President
Licensing & Business Development

Date:	October 24, 2000	Date:	9/5/00

DUKE UNIVERSITY

By
Robert L. Taber
Associate Vice Chancellor
Date:	00-00-00

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Second Sight, LLC
License Agreement

I have read and agree to abide by the terms of this Agreement

Eugene de Juan, Jr., M.D.

By	/s/ Mark S. Humayun
Mark S. Humayun, M.D., Ph.D.

By
Howard Phillip&, M.D.

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Appendix A

LIST OF IMPROVEMENTS

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AMENDMENT

This is an amendment to the Exclusive License Agreement by and between Second Sight, LLC, Duke University and Johns Hopkins University dated October 24, 2000 (the "Agreement").

Whereas Drs. Mark Humayun and Eugene de Juan have left JHU along with most of the members of the "laboratory of Drs. Eugene de Juan or Mark Humayun" (the "Laboratory");

Dr. Gislin Dagnelie once part of the Laboratory remains at JHU and continues the research of the Laboratory;

Second Sight, LLC was merged into Second Sight Medical Products, Inc. which is its successor in interest; and

Parties have changed their addresses for notices;

Therefore the parties to the Agreement wish to amend the Agreement to reflect the aforesaid changes.

1.	All defined terms in the Agreement shall apply to this Amendment.

2.	Amend the prean1ble to replace "Second Sight, LLC" with "Second Sight Medical Products, Inc".

3.	Amend paragraph 1.10 to replace "in the laboratory of Drs. Eugene de Juan or Mark Humayun" with "in the laboratory Drs. Eugene de Juan, Mark Humayun or Gislin Dagnelie".

4.	Amend paragraph 10.1 to replace the addresses for notices with:

For JHLJ:	Director
Office of Licensing and Technology Development
100 North Charles Street Suite 500
Baltimore, MD 21201

For Second Sight	Robert J. Greenberg, M.D. Ph.D. President
Second Sight Medical Products, Inc. 12744 San Fernando Road
Building 3
Sylmar CA 91342

In witness whereof the respective parties hereto have executed this Amendment by their duly authorized officers

Second Sight Medical Products, Inc.		Johns Hopkins University

/s/ Robert J. Greenberg		/s/ R. Keith Baker
Robert J. Greenberg, M.D. Ph.D.		R. Keith Baker
President		Director
Office of Licensing and Technology Development

Date	10/29/04	Date	10/27/04

Duke University

/s/ Robert L. Taber
Robert L. Taber
Associate- Vice Chancellor

Date	00-00-00

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